Exhibit 99.1
October 22, 2020
Limelight Networks Reports Financial Results for the Third Quarter of 2020
•Record third quarter revenue of $59.2 million, up 15% year over year
•GAAP basic EPS of $(0.03) and Non-GAAP EPS of $(0.01)
•Adjusted EBITDA of $5.6 million
•Issued $125.0 million senior convertible notes due 2025
Limelight Networks, Inc. (Nasdaq: LLNW) (Limelight), a leading provider of video delivery and edge cloud services, today reported record revenue of $59.2 million for the third quarter of 2020, up 15 percent, compared to $51.3 million in the third quarter of 2019.
Limelight reported a GAAP net loss of $4.0 million, or $(0.03) per basic share for the third quarter of 2020, compared to a net loss of $2.8 million, or $(0.02) per basic share in the third quarter of 2019. GAAP net loss included $1.7 million of interest expense related to our convertible notes issued during the third quarter of 2020.
Non-GAAP net loss was $1.2 million or $(0.01) per basic share for the third quarter of 2020, compared to non-GAAP net income of $0.6 million, or $0.01 per basic share in the third quarter of 2019. Non-GAAP net loss excluded $0.9 million of interest expense related to our convertible notes issued during the third quarter of 2020.
EBITDA was $3.7 million for the third quarter of 2020, compared to $2.5 million for the third quarter of 2019. Adjusted EBITDA was $5.6 million for the third quarter of 2020 compared to $5.8 million for the third quarter of 2019.
Limelight ended the third quarter with 620 employees and employee equivalents, down from 627 at the end of the second quarter of 2020, and up from 609 at the end of the third quarter of 2019.
“Q3 was a very strong quarter for us on a number of fronts as we experienced our second highest quarter of revenue ever and made material progress across our strategic imperatives. Most notable in the quarter was the expansion of our edge capabilities with the launch of Edge Functions and gains in our automated traffic engineering efforts to optimize network performance and customer experience. As we have consistently done all year, we continue to make investments in the business to support our strategy of doubling down on edge innovation with focus on video, media and gaming customers. We are on track to deliver record revenue and revenue growth for 2020, along with meaningful increases across multiple financial and operational metrics. We are well-positioned to continue delivering value for our customers and growth for our shareholders.” said Robert Lento, Chief Executive Officer.
We are leaving our full-year 2020 guidance unchanged, except for the impact of the convertible debt offering interest expense on GAAP and Non-GAAP EPS. The ranges for GAAP and Non-GAAP EPS have been adjusted by $0.03 and $0.02, respectively.

Exhibit 99.1

Limelight Networks, Inc.
2020 Guidance

	Current Guidance	Previous Guidance	Actual 2019
Revenue	$230 to $240 million	$230 to $240 million	$200.6 million
GAAP Basic EPS	$(0.13) to $(0.03)	$(0.10) to break-even	$(0.14)
Non-GAAP EPS	$(0.02) to $0.08	Break-even to $0.10	$(0.02)
Adjusted EBITDA	$28 to $35 million	$28 to $35 million	$18.1 million
Capital expenditures	$25 to $30 million	$25 to $30 million	$34.7 million

Exhibit 99.1

Financial Tables
Limelight Networks, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except per share data)

	September 30, 2020	June 30, 2020	December 31, 2019
	(Unaudited)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$75,169	$18,200	$18,335
Marketable securities	49,623	—	—
Accounts receivable, net	42,222	45,246	34,476
Income taxes receivable	81	68	82
Prepaid expenses and other current assets	12,561	10,241	9,920
Total current assets	179,656	73,755	62,813
Property and equipment, net	47,493	48,908	46,136
Operating lease right of use assets	10,844	11,449	12,842
Marketable securities, less current portion	40	40	40
Deferred income taxes	1,428	1,328	1,319
Goodwill	77,126	77,113	77,102
Other assets	7,459	7,915	9,117
Total assets	$324,046	$220,508	$209,369
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,437	$17,004	$12,020
Deferred revenue	797	934	976
Operating lease liability obligations	2,654	2,390	2,056
Income taxes payable	153	169	178
Other current liabilities	17,584	17,028	13,398
Total current liabilities	33,625	37,525	28,628
Convertible senior notes, net	99,937	—	—
Operating lease liability obligations, less current portion	11,745	12,316	13,488
Deferred income taxes	251	283	239
Deferred revenue, less current portion	230	265	161
Other long-term liabilities	579	304	316
Total liabilities	146,367	50,693	42,832
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value; 7,500 shares authorized; no shares issued and outstanding	—	—	—
Common stock, $0.001 par value; 300,000 shares authorized; 122,824, 121,692 and 118,368 shares issued and outstanding at September 30, 2020, June 30, 2020 and December 31, 2019, respectively	123	122	118
Additional paid-in capital	552,559	541,363	530,285
Accumulated other comprehensive loss	(9,379)	(10,031)	(9,210)
Accumulated deficit	(365,624)	(361,639)	(354,656)
Total stockholders’ equity	177,679	169,815	166,537
Total liabilities and stockholders’ equity	$324,046	$220,508	$209,369

Exhibit 99.1
Limelight Networks, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended					Nine Months Ended
	Sept. 30,	June 30,	Percent	Sept. 30,	Percent	Sept. 30,	Sept. 30,	Percent
	2020	2020	Change	2019	Change	2020	2019	Change
Revenue	$59,243	$58,546	1%	$51,321	15%	$174,801	$140,505	24%
Cost of revenue:
Cost of services (1)	31,905	29,389	9%	25,602	25%	92,406	71,311	30%
Depreciation — network	5,602	5,360	5%	4,961	13%	16,112	13,905	16%
Total cost of revenue	37,507	34,749	8%	30,563	23%	108,518	85,216	27%
Gross profit	21,736	23,797	(9)%	20,758	5%	66,283	55,289	20%
Gross profit percentage	36.7%	40.6%		40.4%		37.9%	39.4%
Operating expenses:
General and administrative (1)	7,751	8,187	(5)%	7,356	5%	23,820	23,231	3%
Sales and marketing (1)	10,456	10,929	(4)%	10,713	(2)%	33,279	32,679	2%
Research and development (1)	5,425	5,572	(3)%	5,160	5%	16,614	17,075	(3)%
Depreciation and amortization	384	323	19%	172	123%	1,049	545	92%
Total operating expenses	24,016	25,011	(4)%	23,401	3%	74,762	73,530	2%
Operating loss	(2,280)	(1,214)	NM	(2,643)	NM	(8,479)	(18,241)	NM
Other income (expense):
Interest expense	(1,674)	(71)	NM	(10)	NM	(1,756)	(30)	NM
Interest income	10	6	NM	81	NM	40	402	NM
Other, net	25	(312)	NM	(13)	NM	(396)	(89)	NM
Total other (expense) income	(1,639)	(377)	NM	58	NM	(2,112)	283	NM
Loss before income taxes	(3,919)	(1,591)	NM	(2,585)	NM	(10,591)	(17,958)	NM
Income tax expense	66	136	NM	166	NM	377	544	NM
Net loss	$(3,985)	$(1,727)	NM	$(2,751)	NM	$(10,968)	$(18,502)	NM

Net loss per share:
Basic	$(0.03)	$(0.01)		$(0.02)		$(0.09)	$(0.16)
Diluted	$(0.03)	$(0.01)		$(0.02)		$(0.09)	$(0.16)

Weighted average shares used in per share calculation:
Basic	122,363	120,230		116,270		120,519	115,318
Diluted	122,363	120,230		116,270		120,519	115,318

(1) Includes share-based compensation (see supplemental table for figures)

Exhibit 99.1
Limelight Networks, Inc.
Supplemental Financial Data
(In thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2020	2020	2019	2020	2019
Share-based compensation:
Cost of services	$130	$792	$331	$1,685	$1,119
General and administrative	1,272	2,257	2,006	5,770	6,240
Sales and marketing	206	1,322	584	2,756	1,666
Research and development	315	880	437	2,027	1,438
Total share-based compensation	$1,923	$5,251	$3,358	$12,238	$10,463

Depreciation and amortization:
Network-related depreciation	$5,602	$5,360	$4,961	$16,112	$13,905
Other depreciation and amortization	384	323	172	1,049	545
Total depreciation and amortization	$5,986	$5,683	$5,133	$17,161	$14,450

Net increase (decrease) in cash, cash equivalents and marketable securities:	$106,592	$(3,221)	$(10,872)	$106,457	$(32,416)

End of period statistics:
Approximate number of active customers	534	560	609	534	609

Number of employees and employee equivalents	620	627	609	620	609

Exhibit 99.1
Limelight Networks, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2020	2020	2019	2020	2019
Operating activities
Net loss	$(3,985)	$(1,727)	$(2,751)	$(10,968)	$(18,502)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	5,986	5,683	5,133	17,161	14,450
Share-based compensation	1,923	5,251	3,358	12,238	10,463
Foreign currency remeasurement loss (gain)	27	257	21	(113)	(104)
Deferred income taxes	(95)	59	(61)	(80)	(30)
Gain on sale of property and equipment	(1)	—	(5)	(1)	(56)
Accounts receivable charges	163	155	580	476	1,274
Amortization of premium on marketable securities	87	—	9	87	29
Noncash interest expense	868	—	—	868	—
Changes in operating assets and liabilities:
Accounts receivable	2,862	(10,798)	(5,300)	(8,221)	(11,051)
Prepaid expenses and other current assets	(2,232)	986	(885)	(2,679)	(777)
Income taxes receivable	(10)	10	45	3	43
Other assets	757	1,121	781	2,504	(2,641)
Accounts payable and other current liabilities	1,222	1,045	(2,798)	8,159	3,675
Deferred revenue	(172)	313	(112)	(109)	(557)
Income taxes payable	(17)	—	61	(15)	204
Payments related to litigation, net	—	—	—	—	(3,040)
Other long term liabilities	276	(15)	16	265	(137)
Net cash provided by (used in) operating activities	7,659	2,340	(1,908)	19,575	(6,757)
Investing activities
Purchases of marketable securities	(52,690)	—	—	(52,690)	(10,279)
Sale and maturities of marketable securities	2,900	—	1,000	2,900	32,153
Purchases of property and equipment	(7,180)	(8,085)	(7,750)	(22,128)	(24,224)
Proceeds from sale of property and equipment	1	—	5	1	51
Net cash used in investing activities	(56,969)	(8,085)	(6,745)	(71,917)	(2,299)
Financing activities
Proceeds from issuance of debt, net	121,600	—	—	121,600	—
Purchase of capped calls	(16,413)	—	—	(16,413)	—
Payment of debt issuance costs	(784)	—	—	(784)	—
Payment of employee tax withholdings related to restricted stock vesting	(1,041)	(1,430)	(1,015)	(3,987)	(2,528)
Proceeds from employee stock plans	2,598	3,954	13	8,691	1,116
Net cash provided by (used in) financing activities	105,960	2,524	(1,002)	109,107	(1,412)
Effect of exchange rate changes on cash and cash equivalents	319	—	(211)	69	(83)
Net increase (decrease) in cash and cash equivalents	56,969	(3,221)	(9,866)	56,834	(10,551)
Cash and cash equivalents, beginning of period	18,200	21,421	24,698	18,335	25,383
Cash and cash equivalents, end of period	$75,169	$18,200	$14,832	$75,169	$14,832
Use of Non-GAAP Financial Measures
To evaluate our business, we consider and use non-generally accepted accounting principles (Non-GAAP) net income (loss), EBITDA and Adjusted EBITDA as supplemental measures of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income (loss) to be an important indicator of overall business performance. We define Non-GAAP net income (loss) to be U.S. GAAP net income (loss) adjusted to exclude share-based compensation and non-cash interest expense. We believe that EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define EBITDA as U.S. GAAP net income (loss) adjusted to exclude depreciation and amortization, interest expense, interest and other (income) expense, and income tax expense. We define Adjusted EBITDA as EBITDA adjusted to exclude share-based compensation. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. Our management uses these Non-GAAP financial measures

Exhibit 99.1
because, collectively, they provide valuable information on the performance of our on-going operations, excluding non-cash charges, taxes and non-core activities (including interest payments related to financing activities). These measures also enable our management to compare the results of our on-going operations from period to period, and allow management to review the performance of our on-going operations against our peer companies and against other companies in our industry and adjacent industries. We believe these measures also provide similar insights to investors, and enable investors to review our results of operations “through the eyes of management.”
Furthermore, our management uses these Non-GAAP financial measures to assist them in making decisions regarding our strategic priorities and areas for future investment and focus.
The terms Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Our Non-GAAP net income (loss), EBITDA and Adjusted EBITDA have limitations as analytical tools, and when assessing our operating performance, Non-GAAP net income (loss), EBITDA and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:
•     EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•     These measures do not reflect changes in, or cash requirements for, our working capital needs;
•     Non-GAAP net income (loss) and Adjusted EBITDA do not reflect the cash requirements necessary for litigation costs, including provision for litigation and litigation expenses;
•     These measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;
•     These measures do not reflect income taxes or the cash requirements for any tax payments;
•     Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
•     While share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and
•     Other companies may calculate Non-GAAP net income (loss), EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.
We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income (loss), EBITDA, and Adjusted EBITDA only as supplemental support for management's analysis of business performance. Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are calculated as follows for the periods presented in thousands:

Exhibit 99.1
Reconciliation of Non-GAAP Financial Measures
In accordance with the requirements of Item 10(e) of Regulation S-K, we are presenting the most directly comparable U.S. GAAP financial measures and reconciling the unaudited Non-GAAP financial metrics to the comparable U.S. GAAP measures. Per share amounts may not foot due to rounding.

Limelight Networks, Inc.
Reconciliation of U.S. GAAP Net Loss to Non-GAAP Net Income (Loss)
(In thousands)
(Unaudited

	Three Months Ended						Nine Months Ended
	September 30, 2020		June 30, 2020		September 30, 2019		September 30, 2020		September 30, 2019
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
U.S. GAAP net loss	$(3,985)	$(0.03)	$(1,727)	$(0.01)	$(2,751)	$(0.02)	$(10,968)	$(0.09)	$(18,502)	$(0.16)
Share-based compensation	1,923	0.02	5,251	0.04	3,358	0.03	12,238	0.10	10,463	0.09
Non-cash interest expense	868	0.01	—	—	—	—	868	0.01	—	—
Non-GAAP net (loss) income	$(1,194)	$(0.01)	$3,524	$0.03	$607	$0.01	$2,138	$0.02	$(8,039)	$(0.07)

Weighted average shares used in per share calculation:		122,363		120,230		116,270		120,519		115,318

Limelight Networks, Inc.
Reconciliation of U.S. GAAP Net Loss to EBITDA to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2020	2020	2019	2020	2019
U.S. GAAP net loss	$(3,985)	$(1,727)	$(2,751)	$(10,968)	$(18,502)
Depreciation and amortization	5,986	5,683	5,133	17,161	14,450
Interest expense	1,674	71	10	1,756	30
Interest and other (income) expense	(35)	306	(68)	356	(313)
Income tax expense	66	136	166	377	544
EBITDA	$3,706	$4,469	$2,490	$8,682	$(3,791)
Share-based compensation	1,923	5,251	3,358	12,238	10,463
Adjusted EBITDA	$5,629	$9,720	$5,848	$20,920	$6,672

For future periods, we are unable to provide a reconciliation of EBITDA and Adjusted EBITDA to net income (loss) as a result of the uncertainty regarding, and the potential variability of, the amounts of depreciation and amortization, interest expense, interest and other (income) expense and income tax expense, that may be incurred in the future.

Exhibit 99.1
Conference Call
At approximately 4:30 p.m. EST (1:30 p.m. PST) today, management will host a quarterly conference call for investors. Investors can access this call toll-free at 877-296-5190 within the United States or +1 412-317-5233 outside of the U.S. The conference call will also be audio cast live from http://www.limelight.com and a replay will be available following the call from the Limelight website
Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. These statements include, among others, statements regarding our expectations regarding revenue, gross margin, non-GAAP net income (loss), capital expenditures, and our future prospects. Our expectations and beliefs regarding these matters may not materialize. The potential risks and uncertainties that could cause actual results or outcomes to differ materially from the results or outcomes predicted include, among other things, reduction of demand for our services from new or existing customers, unforeseen changes in our hiring patterns, adverse outcomes in litigation, and experiencing expenses that exceed our expectations. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Forms 10-K and 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online on our investor relations website at investors.limelightnetworks.com and on the SEC website at www.SEC.gov. All information provided in this release and in the attachments is as of October 22, 2020, and we undertake no duty to update this information in light of new information or future events, unless required by law.
About Limelight
Limelight Networks Inc., (NASDAQ: LLNW), a leading provider of digital content delivery, video, cloud security, and edge computing services, empowers customers to provide exceptional digital experiences. Limelight’s edge services platform includes a unique combination of global private infrastructure, intelligent software, and expert support services that enable current and future workflows. For more information, visit www.limelight.com, follow us on Twitter, Facebook and LinkedIn.
Copyright (C) 2020 Limelight Networks, Inc. All rights reserved. All product or service names are the property of their respective owners.
Source: Limelight Networks
CONTACT:
Limelight Networks, Inc.
Sajid Malhotra, 602-850-5778
ir@llnw.com
Ticker Slug:
Ticker: LLNW
Exchange: NASDAQ